AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT FOR
THE SEI INSTITUTIONAL MANAGED TRUST

	THIS AMENDMENT to the Investment Sub-Advisory
Agreement for the SEI Institutional Managed Trust between Parametric Portfolio Associates
(Parametric), a Delaware corporation, and SEI
Investments Management Corporation, a Delaware corporation (the Adviser), is made effective as of the ____ day of June 2014.

	WHEREAS, Parametric and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of June 27, 2005 (the Agreement); and

       WHEREAS, pursuant to the Agreement, Adviser has retained Parametric to provide investment management and advisory services for certain
Portfolios for which Adviser serves as investment manager; and

       WHEREAS, a Portfolio may be managed by one or more sub-advisers selected by the Adviser that make purchase or sale recommendations with respect to certain assets of the Portfolio, with those recommendations executed as appropriate by a separate sub-adviser (the Overlay Manager); and

       WHEREAS, the Adviser desires to appoint
Parametric to serve as Overlay Manager with respect to the Assets of each Portfolio set forth on Schedule A, attached hereto, and Parametric is willing to provide such services; and

       WHEREAS, the parties also desire to amend
Schedule B of the Agreement, attached hereto; and

       WHEREAS, the parties also wish to add the Tax-
Managed Managed Volatility Fund and the Tax-Managed
Large Cap Fund to the Agreement, which such funds were previously set forth in a separate agreement dated June 30, 2011, as amended.

	NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

       1.	Unless otherwise defined herein,
capitalized terms shall have the meaning set forth
in the Agreement.
       2.	Unless otherwise set forth herein, all
provisions of the Agreement shall apply to a
Portfolio for which Parametric serves as Overlay
Manager.
       3.  	To the extent that the Agreement
conflicts with this Amendment, the Amendment will
control.
       4.	With respect to the Assets of a
Portfolio for which Parametric serves as Overlay
Manager, the Adviser shall inform Parametric of the
sub-advisers that will make purchase or sale
recommendations with respect to the Assets of the
Portfolio and the percentage of the Assets of the
Portfolio that are allocated to each such sub-
adviser.  The Adviser shall deliver to Parametric,
the purchase and sale recommendations of the sub-
adviser in the form of model portfolios or otherwise
as appropriate, at such times and in such manner as
the Adviser deems appropriate.
       5.	As Overlay Manager, Parametric shall
execute the purchase and sale recommendations of
each sub-adviser with respect to the portion of the
Assets of each Portfolio allocated to such sub-
adviser, with discretion to determine the timing and
manner of such execution and subject to any
guidelines, limitations or restrictions provided by
the Adviser in writing.
       6.  	With respect to any Assets of a
Portfolio for which the Adviser appoints Parametric
to be the Overlay Manager, Parametric shall file
with respect to such Assets any required reports
with the SEC pursuant to Section 13(f) and Section
13(g) of the Securities Exchange Act of 1934, as
amended and the rules and regulations thereunder.
       7.	Schedules A and B of the Agreement are
hereby deleted and replaced with Schedules A and B attached hereto.
       IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement on the date first above written.

SEI INVESTMENT MANAGEMENT CORPORATION

By:_______________________________

Name:_____________________________

Title:______________________________


PARAMETRIC PORTFOLIO ASSOCIATES


By:_______________________________

Name:_____________________________

Title:______________________________





Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Parametric Portfolio Associates

As of June 27, 2005, as amended June ___, 2014


SEI INSTITUTIONAL MANAGED TRUST

Sub-Adviser

Tax-Managed Large Cap Fund
Tax-Managed Small/Mid Cap Fund

Overlay Manager

Tax-Managed Managed Volatility Fund
Tax-Managed Large Cap Fund
Tax-Managed Small/Mid Cap Fund


Agreed and Accepted:


SEI Investments Management Corporation
Parametric Portfolio Associates


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________






Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Parametric Portfolio Associates

As of June 27, 2005, as amended June ___, 2014


Pursuant to Paragraph 4, the Adviser shall pay
Parametric compensation at an annual rate as follows:

SEI Institutional Managed Trust

Tax-Managed Managed Volatility Fund	[REDACTED]

Tax-Managed Large Cap Fund and Tax-Managed Small/Mid
Cap Fund

	As of the effective date of this Agreement, the Sub-Adviser currently provides investment advisory/sub-advisory overlay services to the following SEI mutual funds (each an Overlay
Services SEI Fund, collectively the Overlay
Services SEI Funds):

*	SEI Institutional Managed Trust Tax-Managed
Large Cap Fund;
*	SEI Institutional Managed Trust Tax-Managed
Small/Mid Cap Fund; and
*	New Covenant Growth Fund

	The Sub-Adviser shall receive from the Adviser a single, combined monthly fee for services provided to the Overlay Services SEI Funds.
The average daily assets of each Overlay
Services SEI Fund (the Individual Overlay
Assets) will be applied to the fee schedule set forth in Table 1 to determine each Overlay
Services SEI Funds pro rata portion of the total monthly fee.

	Table 1

Individual Overlay Assets
Annual Fee
Individual Overlay Assets below
$100 million
[REDACTED]
Individual Overlay Assets above
$100 million to $300 million
[REDACTED]
Individual Overlay Assets above
$300 million to $500 million
[REDACTED]
Individual Overlay Assets above
$500 million to $1 billion
[REDACTED]
Individual Overlay Assets above
$1 billion
[REDACTED]


The total fee is calculated by aggregating the Individual Overlay Asset fees determined for each Overlay Service SEI Fund and multiplying the sum by the discount set forth below in Table 2. The discount is determined by aggregating all Individual Overlay Assets. In all cases, the fees represent waterfall or declining incremental fees, and increasing incremental discounts.

Table 2

Aggregate Overlay Assets
Annual
Discount
Aggregate Overlay Assets below
$5billion
[REDACTED]
Aggregate Overlay Assets above
$5 billion to $10 billion
[REDACTED]
Aggregate Overlay Assets above
$10 billion to $20 billion
[REDACTED]
Aggregate Overlay Assets above
$20 billion to $30 billion
[REDACTED]
Aggregate Overly Assets above
$30 billion
[REDACTED]



Agreed and Accepted:


SEI Investments Management Corporation
Parametric Portfolio Associates


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________




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